EXHIBIT 23.1

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 10-SB Registration Statement, of WebTech International Investors Group, Inc. our report as of and for the period ended July 31, 2000 dated August 30, 2000 relating to the financial statements of WebTech International Investors Group, Inc. which appears in such Form 10-SB.

                                  STAN J.H. LEE, CPAs
                                  Certified Public Accountants

Princeton, New Jersey
September 5, 2000